Exhibit 99.(a)(ii)

SUNAMERICA SPECIALTY SERIES (the “Trust”)
Amended and Restated
Schedule A
to the
Declaration of Trust

WHEREAS, the Board of Trustees (“Trustees”) of the Trust have established a trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trustees divided the beneficial interest in the trust assets into transferable shares of beneficial interest and divided such shares of beneficial interest into separate Series; and

WHEREAS, the Trustees desire to rename certain series as follows: SunAmerica Commodity Strategy Fund will be designated AIG Commodity Strategy Fund; SunAmerica Global Trends Fund will be designated AIG Global Trends Fund; SunAmerica Focused Alpha Growth Fund will be designated AIG Focused Multi-Cap Growth Fund; SunAmerica Focused Alpha Large-Cap Fund will be designated AIG Focused Alpha Large-Cap Fund; SunAmerica Income Explorer Fund will be designated AIG Income Explorer Fund; and SunAmerica Small-Cap Fund will be designated AIG Small-Cap Fund;

NOW, THEREFORE, the undersigned, being all of the Trustees of the Trust hereby amend and restate Schedule A of the Declaration of Trust, effective as of February 28, 2017, as follows:

Series	Classes

2020 High Watermark Fund	Class A Class C Class I

2025 High Watermark Fund	Class A Class C Class I

AIG Commodity Strategy Fund	Class A Class C Class W

AIG Global Trends Fund	Class A Class C Class W

AIG Focused Multi-Cap Growth Fund	Class A Class C Class W

AIG Focused Alpha Large-Cap Fund	Class A Class C Class W

AIG Income Explorer Fund	Class A Class C Class W

AIG Small-Cap Fund	Class A Class C Class W

AIG ESG Dividend Fund	Class A Class C Class W

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of this 7th day of March, 2017.

/s/ Dr. Judith L. Craven
Dr. Judith L. Craven
As Trustee and not individually

/s/ Stephen J. Gutman
Stephen J. Gutman
As Trustee and not individually

/s/ William F. Devin
William F. Devin
As Trustee and not individually

/s/ Peter A. Harbeck
Peter A. Harbeck
As Trustee and not individually

/s/ Richard W. Grant
Richard W. Grant
As Trustee and not individually